EXHIBIT 32.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section  1350, as Adopted
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the amended Quarterly Report of Buffets Holdings, Inc. (the “Company”) on Form 10-Q/A for the period ended September 19, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, A. Keith Wall, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ A. Keith Wall
A. Keith Wall
Chief Financial Officer
(Principal Financial and Accounting Officer)
March 31, 2008

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.